CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 46 to the Registration Statement on Form N-1A of First Investors Tax Exempt Funds (File Nos. 002-82572 and 811-03690) and to the use of our report dated February 26, 2015 relating to the December 31, 2014 financial statements and financial highlights of the First Investors Tax Exempt Income Fund, First Investors Tax Exempt Opportunities Fund, and the twelve funds comprising the First Investors Single State Tax Exempt Funds, which are included in said Registration Statement.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
April 28, 2015